EXHIBIT 23.2





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement of MAF Bancorp, Inc. on Form S-4 of our report dated August 15, 2003 on the consolidated financial statements of Chesterfield Financial Corp. appearing in the 2003 Form 10-K of Chesterfield Financial Corp. and to the reference to us under the heading "Experts" in the prospectus.



                                                /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
August 17, 2004